                                                                       EXHIBIT 5




                         KENNEDY, BARIS & LUNDY, L.L.P.
                                ATTORNEYS AT LAW
                                   SUITE 300
                               4719 HAMPDEN LANE
   TEXAS OFFICE:               BETHESDA, MD  20814      WASHINGTON OFFICE:
    SUITE 1775                      (301) 654-6040        SEVENTH FLOOR
112 EAST PECAN STREET         FAX: (301) 654-1733    1225 NINETEENTH STREET, NW
SAN ANTONIO, TX 78205                                   WASHINGTON, DC 20036
   (210) 228-9500                                          (202) 835-0313
 FAX:(210) 228-0781                                      FAX: (202) 835-0319


                               February 9, 1999

Southwest Bancorp, Inc
608 South Main Street
Stillwater, Oklahoma  74074

     Re:  Registration Statement on Form S-2 (File No. 333-_______)

Gentlemen:

     We have acted as counsel to Southwest Bancorp, Inc. an Oklahoma corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-2 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 1,220,146 shares of the common stock (the "Common Stock") of the Company, 810,997 of which are to be sold by the Selling Shareholders, and 409,149 of which are newly issued shares (the "Shares") to be sold by the Company (including 159,149 shares which are subject to the Underwriter's over-allotment option).

     As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when sold in the manner set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under "Legal Matters."


                                         Very truly yours,



                                         /s/ Kennedy, Baris & Lundy, L.L.P.